UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2006, Aquila, Inc. (the “Company”) and MEP Pleasant Hill, LLC (“MEP”) entered into an asset purchase agreement (the “Aquila-MEP Agreement”) whereby the Company agreed to pay $158.5 million to acquire the Aries Energy Center, a 580 MW gas-fired combined-cycle electric generation facility located in Pleasant Hill, Missouri. By entering into this agreement, the Company became the “stalking horse” bidder for the power plant in a sales process supervised by the United States Bankruptcy Court for the Southern District of New York. The Aquila-MEP Agreement was submitted to the bankruptcy court on September 22, 2006, and remained subject to MEP not receiving higher or better bids by November 28, 2006.

On November 28, 2006, Kelson-Aries, LLC (“Kelson”) submitted a $167.67 million bid for the Aries Energy Center that was determined to be higher and better than the Company’s “stalking horse” bid. The submission of Kelson’s bid resulted in an auction of the Aries Energy Center being conducted on December 4, 2006. At the auction, Kelson was selected the winning bidder after submitting a bid that exceeded the Company’s final bid of $230 million. On December 6, 2006, the bankruptcy court entered a sale order approving an asset purchase agreement between MEP and Kelson, under which Kelson has agreed to pay $233.6 million (plus certain carrying costs from December 21, 2006 through the closing date) to acquire the Aries Energy Center.

In the course of auction process, each auction participant (including the Company) agreed to modify its asset purchase agreement with MEP to provide that if selected as the winning bidder, it would deposit into escrow 15% of the cash purchase price upon the entry of an order by the bankruptcy court approving the sale. In addition, the Company agreed to serve as the back-up bidder through December 28, 2006. This means that if the Kelson acquisition is terminated prior to December 28, 2006, the Company will be required to (i) increase its escrowed deposit to $34.5 million, which is 15% of the Company’s final auction bid, (ii) attempt to satisfy the closing conditions contained in the Aquila-MEP Agreement, and (iii) subject to the satisfaction of the closing conditions contained in the Aquila-MEP Agreement, purchase the Aries Energy Center for $230 million upon the terms and conditions set forth therein and in the bankruptcy court’s December 6, 2006 sale order. The foregoing agreements by the Company amend and supplement the terms and conditions of the Aquila-MEP Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Christopher M. Reitz
Christopher M. Reitz

Senior Vice President, General Counsel and Corporate Secretary

Date: December 7, 2006